UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2006

Collegiate Pacific Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17293	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13950 Senlac Drive, Suite 100, Dallas, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972.243.8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 14, 2006, Collegiate Pacific Inc. (the "Company") issued a press release announcing its results of operations for the fiscal quarter ended December 31, 2005, as well as an announcement that it will amend its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, and its Quarterly Report on form 10-Q for the fiscal quarter ended September 30, 2005. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02.

In accordance with general Instruction B.2 of Form 8-K, the information set forth in this Item 2.02, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 13, 2006, the Audit Committee of the Board of Directors of the Company (the "Audit Committee") concluded, based upon the recommendation of the Company's management, that the Company's unaudited financial statements for the fiscal quarter ended September 30, 2005, as well as the Company's audited financial statements for the fiscal years ended June 30, 2004 and 2005, be amended and restated to reflect the purchase acounting adjustments the Company has made to the purchase price allocations for the Company's acquired inventory and intangible assets in connection with its acquisition activity since January 2004. These purchase accounting adjustments increased the purchase price allocations to acquired inventory and intangible assets and decreased the purchae price allocations to goodwill. As a result, the Company has made appropriate adjustments to reduce goodwill and increase the amortization expense and cost of goods sold, which expenses reduce or increase, as the case may be, the Company's earnings in the affected periods.

The effect of these restatements reduces the Company's reported net income for the fiscal year ended June 30, 2004, by approximately $210 thousand, or ($0.03) per share, and for the fiscal year ended June 30, 2005, by approximately $178 thousand, or ($0.02) per share. In addition, the restatement increased the company’s reported net income for the fiscal quarter ended September 30, 2005, by approximately $54 thousand, which had no impact on earnings per share. These adjustments do not affect the Company's cash flow or debt balances for these periods.

Based on these purchase accounting adjustments, the previously issued financial statements for the fiscal quarter ended September 30, 2005, included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, as well as the previously issued financial statements for the fiscal years ended June 30, 2004 and June 30, 2005, included in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, and the related report of independent registered public accounting firm, Grant Thornton LLP, should no longer be relied upon. The Company's management and Audit Committee have consulted with Grant Thornton LLP, the Company's independent registered public accounting firm, as to the matters disclosed pursuant to this Item 4.02(a).

Item 7.01 Regulation FD Disclosure.

The information set forth under Item 2.02 of this report is incorporated herein by reference solely for purposes of this Item 7.01.

In accordance with general Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release, dated February 14, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Pacific Inc.

February 14, 2006	By:	William R. Estill

Name: William R. Estill
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release